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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Texas Micro Inc. (formerly Sequoia Systems, Inc.) on Form S-8 (File Nos. 33-35362, 33-40339, 33-64690, 33-63403, 33-63405 and 33-63407) of our reports dated August 25, 1998 on our audits of the consolidated financial statements and financial statement schedule of Texas Micro Inc. as of June 30, 1998 and 1997 and for each of the three years in the period ended June 30, 1998 which reports are included in this Annual Report on Form 10-K.



PricewaterhouseCoopers LLP

Houston, Texas
September 8, 1998